UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2013 (June 10, 2013)

Exide Technologies

(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 Deerfield Parkway, Building 200,

Milton, Georgia 30004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing (as defined below) is incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership

On June 10, 2013, Exide Technologies (the “Company” or the “Debtor”), filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Petition”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Case is being administered under the caption In re Exide Technologies, Case No. 13-11482(KJC). The Debtor plan to continue to operate its businesses and manage its properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Case, the Debtor filed motions seeking Bankruptcy Court approval of Debtor-in-Possession financing on the terms set forth in the Superiority Debtor-in-Possession Credit Agreement, dated as of June 10, 2013 (the “DIP Credit Agreement”), by and among Exide Technologies, a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as US Borrower, Exide Global Holding Netherlands C.V., as Foreign Borrower, the lenders from time to time party thereto and JP Morgan Chase Bank, N.A., as Agent (the “DIP Financing”). The DIP Financing provides for senior secured superpriority debtor in possession financing facilities in an aggregate amount of up to $500 million, consisting of a $225 million asset based loan (“ABL”) revolving credit facility, subject to a borrowing base, and a $275 million “last out” term loan facility. Subject to satisfaction of conditions to borrowing, the entire ABL revolving credit facility and $170 million of the term loan facility will be available upon entry of the interim order and the balance of the term loan facility will be available upon entry of the final order. The proceeds of the DIP Financing will be immediately used in part to repay amounts outstanding under the pre-petition ABL revolving credit facility provided by Wells Fargo Capital Financing, LLC, as administrative agent, and a group of lenders party thereto, as to which there is approximately $160 million in borrowings and letters of credit outstanding.

The maturity date of the loans made under the DIP Credit Agreement is the earliest to occur of (i) the date occurring 16 months following the closing date, (ii) 45 days after the entry of the interim financing order if the final financing order has not been entered by the Bankruptcy Court, (iii) the effective date of the Debtor plan of reorganization and (iv) the acceleration of such loans. The revolving loans bear interest at the rate of LIBOR plus 3.25% and the term loans bear interest at a rate of 9.00%. The obligations of the Borrowers under the DIP Credit Agreement are unconditionally guaranteed by certain material foreign subsidiaries. In addition, the US Borrower unconditionally guarantees the obligations of the Foreign Borrower. Subject to certain exceptions, the obligations of the Borrowers and the guarantors under the DIP Credit Agreement and the other loan documents are secured by first priority liens on specified assets of the Borrowers and the foreign guarantors and 100% pledge of the equity interests of certain of the Borrowers’ direct and indirect subsidiaries. The DIP Credit Agreement requires the Borrowers to comply with financial covenants relating to minimum liquidity, maximum capital expenditures, cumulative total adjusted operating cash flow, minimum cumulative EBITDA and minimum twelve-month trailing EBITDA.

Events of default under the DIP Credit Agreement include, among others, failure to pay any principal, interest or other amount due under the applicable credit agreement, breach of specific covenants and a change of control of the Company. Upon an event of default, the requisite lenders may declare the outstanding obligations under the DIP Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for thereunder.

On June 10, 2013, the Company issued a press release announcing the filing of the Chapter 11 case. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On June 10, 2013, the Company issued a news release reporting the preliminary financial results of the Company for the fourth quarter and year ended March 31, 2013. A copy of that release is attached as Exhibit 99.2 hereto.

Item 2.04 Triggering Events that Accelerate or increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The filing of the Bankruptcy Petitions described in Item 1.03 above constituted an event of default with respect to the following debt instruments:

•

Indenture, dated as of January 25, 2011, by and among Exide Technologies and Wells Fargo Bank, National Association, as Trustee, with respect to approximately $675 million principal amount, together with accrued and unpaid interest on outstanding debt securities in the form of 8.625% Senior Secured Notes due 2018;

•

Indenture, dated as of March 18, 2005, by and among Exide Technologies and SunTrust Bank, as Trustee, with respect to approximately $51.9 million principal amount, together with accrued and unpaid interest on outstanding debt securities in the form of Floating Rate Convertible Senior Subordinated Notes due 2013; and

•

Credit Agreement, dated as of January 25, 2011, by and among Exide Technologies and certain subsidiaries thereof, as US Borrowers, Exide Global Holdings Netherlands C.V., as Foreign Borrower, the lenders party thereto, Wells Fargo Capital Finance, LLC, as Agent and Sole Lead Arranger, Deutsche Bank AG New York Branch, SunTrust Bank and Barclays Capital, as Syndication Agents, Morgan Stanley Senior Funding, Inc., as Documentation Agent and Wells Fargo Capital Finance, LLC and Deutsche Bank Securities Inc., as Joint Bookrunners, with respect to approximately $160 million principal amount, together with accrued and unpaid interest outstanding.

As a result of the filing of the Bankruptcy Petition, the ability of the Debtor’s creditors to seek remedies to enforce their rights under these and other agreements are stayed and creditor rights of enforcement against the Debtor are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

In May, 2013, the Company and certain holders (the “Restricted Holders”) of the Company’s 8.625% Senior Secured Notes due 2018 entered into a confidentiality agreement under which certain information regarding the Company was provided to the Restricted Holders in connection with negotiation of the Company’s DIP Financing. Under this confidentiality agreement the Company agreed to publicly disclose this information. As a result, the Company is providing the information filed as Exhibits 99.3, 99.4, 99.5 and 99.6 and set forth in the paragraph below.

The Company projects an initial DIP Financing need of $170 million upon approval of the DIP Financing. The Company projects a maximum DIP Financing draw of approximately $375 million in September 2013, driven largely by seasonality in the Company’s working capital cycle, and the DIP Financing draw is projected to decline to $275 million by March 2014.

The information in this item is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in Item 7.01 of this report.

The information set forth in this Item 7.01, the illustrative projected cash flow information furnished as Exhibit 99.4 and illustrative quarterly projections furnished as Exhibit 99.6 contain forward-looking statements based on information available as of the date these projections were prepared. These forward-looking statements are subject to a significant amount of uncertainty. Factors both within and outside the control of the Company will affect the accuracy of this forward-looking information including the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission. Furthermore, the information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

Item 9.01 Exhibits

99.1	Press Release dated June 10, 2013 Announcing a Voluntary Chapter 11 Petition

99.2	Press Release dated June 10, 2013 Announcing Preliminary Fiscal 2013 Results

99.3	Organizational Chart of the Company

99.4	13-Week Cash Flow Projections as of March 31, 2013

99.5	Summary of Certain Assets of the Company as of March 31, 2013

99.6	Consolidated Quarterly Financial Projection Through July 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXIDE TECHNOLOGIES

By:	/s/ Phillip A. Damaska
Name:	Phillip A. Damaska
Title:	Executive Vice President & Chief Financial Officer

Date: June 10, 2013

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